Exhibit 23.2

Consent of PricewaterhouseCoopers LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No's 333-84375, 333-69025, 333-07981, 333-34094 and
333-30965) of our report dated March 17, 1999 which appears in Microlog Corporation's Annual Report on Form 10-K for the year ended October 31, 1999. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-3 of this Form 10-K.






PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
January 31, 2000